Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Securities Trust (formerly DWS Securities Trust) on Form N-1A (“Registration Statement”) of our report dated August 22, 2014 relating to the financial statements and financial highlights which appears in the June 30, 2014 Annual Report to Shareholders of Deutsche Enhanced Commodity Strategy Fund (formerly DWS Enhanced Commodity Strategy Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 25, 2014

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement of Deutsche Securities Trust (formerly DWS Securities Trust) on Form N-1A (“Registration Statement”) of our report dated July 25, 2014 relating to the financial statements and financial highlights which appears in the May 31, 2014 Annual Report to Shareholders of Deutsche Health and Wellness Fund (formerly DWS Health Care Fund), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
September 25, 2014